Exhibit (a)(1)(iii)




                             ALLEGHENY ENERGY, INC.
                           ALLEGHENY CAPITAL TRUST I

                                     NOTICE

                 Offer of Premium for Conversion of Outstanding
            11 7/8% Mandatorily Convertible Trust Preferred Securities
                                       of
                           Allegheny Capital Trust I
                             (CUSIP No. 017271AA5)
                                      into
                 Shares of Authorized but Unissued Common Stock
                                       of
                             Allegheny Energy, Inc.
                                      and
            Solicitation of Consents for Proposed Amendments to the
        Indenture Governing Allegheny Energy, Inc.'s 11 7/8% Notes due 2008

THE OFFER AND CONSENT SOLICITATION WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME ON APRIL 20, 2005, OR AT SUCH OTHER TIME IF THIS DATE IS EXTENDED OR TERMINATED BY ALLEGHENY ENERGY, INC. AND ALLEGHENY CAPITAL TRUST I (THE "EXPIRATION DATE").

                                                                  April 6, 2005

To our Clients:

         This notice, the offering circular dated March 23, 2005, as amended on April 6, 2005 (the "Offering Circular") of Allegheny Energy, Inc., a Maryland corporation ("Allegheny") and Allegheny Capital Trust I, a statutory business trust formed under the laws of the state of Delaware and a wholly-owned subsidiary of Allegheny (the "Trust") and the consent and letter of transmittal (the "Consent and Letter of Transmittal") have been delivered to you in connection with Allegheny's offer to holders of the Preferred Securities of the right to receive for each $1,000 in Liquidation Amount of Preferred Securities tendered, $160.00 in cash, which represents (i) $148.44, the nominal amount of the remaining regularly scheduled distributions from March 15, 2005 through June 15, 2006 (the first date on which Allegheny may redeem any or all of the 11 7/8% Notes, irrespective of the aggregate principal amount of 11 7/8% Notes outstanding, and the date that the Preferred Securities become subject to the mandatory conversion provisions of the Declaration of Trust), and (ii) $11.56, an incentive payment to encourage holders to tender and consent, if such holders agree to convert their Preferred Securities into shares of Allegheny's common stock, par value $1.25 per share, during the period commencing on the date of the Offering Circular through the Expiration Date. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Offering Circular.

         Enclosed for your consideration is material relating to the offer and consent solicitation by Allegheny and the Trust, upon the terms and subject to the conditions described in the Offering Circular and the Consent and Letter of Transmittal

         You do not have to tender all of your Preferred Securities to participate in the offer. You may withdraw your tender of Preferred Securities at any time prior to the Expiration Date.

         By tendering your Preferred Securities, you will automatically be consenting to the Proposed Amendments to the Indenture. A holder may not consent to the Proposed Amendments without tendering the Preferred Securities related thereto.

         The material relating to the offer and consent solicitation is being forwarded to you as the beneficial owner of the Preferred Securities held by us for your account or benefit but not registered in your name. A tender of any of the Preferred Securities and the related consent with respect to any such Preferred Securities may only be made by us as the registered holder of record and pursuant to your instructions. Therefore, we request instructions as to whether you wish us to tender on your behalf the Preferred Securities held by us for your account, pursuant to the terms and conditions set forth in the accompanying Offering Circular and Consent and Letter of Transmittal.

         We urge you to read carefully the Offering Circular, the Consent and Letter of Transmittal and the other materials provided herewith before instructing us to tender your Preferred Securities. Please note, we cannot validly tender Preferred Securities without you properly completing and submitting the Notice of Conversion no later than 12:00 midnight, New York City time, on the Expiration Date.

         Your instructions should be forwarded to us as promptly as possible in order to permit us to tender your Preferred Securities and deliver your consent to the Proposed Amendments in accordance with the provisions of the Offering Circular and Consent and Letter of Transmittal. Please note that tenders of Preferred Securities must be received by the Expiration Date. Any Preferred Securities tendered pursuant to the offer and consent solicitation may be withdrawn at any time before the Expiration Date.

Your attention is directed to the following:

         1.       The offer is for any and all of the Preferred Securities.

         2. The offer is subject to the conditions described in the Offering Circular under the caption "The Offer and Consent Solicitation -- Conditions to the Offer and Consent Solicitation."

         3. If you desire to tender any Preferred Securities and deliver your consent pursuant to the offer and consent solicitation, your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Preferred Securities and deliver a consent on your behalf no later than 12:00 midnight, New York City time, on the Expiration Date.

         4. You may not validly tender Preferred Securities without delivering a consent to the Proposed Amendments. You may not validly deliver a consent to the Proposed Amendments without tendering your Preferred Securities in the offer and consent solicitation.

         5. You may not validly tender Preferred Securities without properly completing and submitting the Notice of Conversion no later than 12:00 midnight, New York City time, on the Expiration Date.

         If you wish to have us tender your Preferred Securities held by us for your account or benefit and deliver your consent, please so instruct us by completing, executing and returning to us the instruction form that appears below, allowing sufficient time for us to tender on your behalf prior to the Expiration Date. The accompanying Consent and Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Preferred Securities.

                   INSTRUCTIONS WITH RESPECT TO THE OFFER AND
                              CONSENT SOLICITATION

         The undersigned acknowledge(s) receipt of your letter dated    , 2005,
and the enclosed materials referred to therein relating to the offer and the consent solicitation with respect to the Preferred Securities.

         This will instruct you to tender the Liquidation Amount of Preferred Securities indicated below held by you for the account or benefit of the undersigned and automatically deliver the undersigned's consent to the Proposed Amendments to the Indenture with respect to the Liquidation Amount of Preferred Securities indicated below, pursuant to the terms of and conditions set forth in the Offering Circular and the Consent and Letter of Transmittal.

              Liquidation Amount of Preferred Securities, with respect to which consent to the Proposed Amendments is given, and which are to be tendered unless otherwise indicated:

[ ]   Please do not tender any Preferred Securities held by you for my account.

Liquidation Amount Tendered:*                         Offer Consideration:
-----------------------------                         --------------------
$_________________________________________            Common Stock plus cash
$_________________________________________            Common Stock plus cash

                      Total Liquidation Amount Tendered: $_____________________

* I (we) understand that if I (we) sign this instruction form without indicating an aggregate Liquidation Amount of Preferred Securities in the space above, all Preferred Securities held by you for my (our) account will be tendered, regardless of the Liquidation Amount listed above, and that I (we) will be deemed to automatically consent to the Proposed Amendments.

Signature(s):__________________________________________________________________

Name(s) (Please Print):________________________________________________________

Print Address(es):_____________________________________________________________

Area Code and Telephone Number(s):_____________________________________________

Tax Identification or Social Security Number(s):_______________________________

My Account Number With You:____________________________________________________

Date:_____________